Exhibit 99 Investor Presentation Q4 Fiscal 2022 Update November 3, 2022

National Fuel is committed to the safe and environmentally conscious development, transportation, storage, and distribution of natural gas resources. For additional information, please review our Corporate Responsibility Report. 2

NFG: A Diversified, Integrated Natural Gas Company Developing our large, high-quality Upstream acreage position in Marcellus & Exploration & Utica shales Production ~1.2 Million ~960 MMcf/day 54% of NFG Net acres in Net Appalachian natural (1) EBITDA (2) Appalachia gas production Expanding and modernizing pipeline Midstream infrastructure to provide outlets for Gathering Appalachian natural gas production Pipeline & Storage ~4.5 MMDth $2.4 Billion 34% of NFG 38% of NFG Daily interstate Investments (1) (1) EBITDA EBITDA pipeline capacity since 2010 under contract Providing safe, reliable and Downstream affordable service to customers in Utility WNY and NW Pa. % of NFG $788 Million 753,000 12% of NFG (1) 20EBITDA (1) Investments in safety Utility EBITDA customers since 2010 Note: This presentation includes forward-looking statements. Please review the safe harbor for forward looking statements at the end of this presentation. (1) Twelve months ended September 30, 2022. A reconciliation of Adjusted EBITDA to Net Income as presented on the Consolidated Statement of Income and Earnings Reinvested in the Business is included at the end of this presentation. 3 (2) Average net Appalachian production for the three months ended September 30, 2022.

Why National Fuel? Diversified Assets Provide Stability and Long-Term Growth Opportunities Integrated Model Enhances Shareholder Value 1 Expect to Generate Significant Free Cash Flow in Fiscal 2023 and Beyond 2 Optimization of Interstate Pipeline System Drives Future Expected Opportunities 3 Long History of Returning Capital to Shareholders 4 Focused on Corporate Responsibility and ESG 5 4

1 Integrated Model Enhances Shareholder Value . . . Geographic and Operational Integration Benefits of National Fuel’s Upstream Drives Synergies: Integrated Structure: Exploration & ü Ability to adjust to changing commodity Production Upstream Midstream price environments ü Co-development of Marcellus and Utica ü More efficient capital investment ü Just-in-time gathering facilities ü Higher returns on investment Midstream ü Enhanced capital efficiency Gathering ü Operational scale Pipeline & Storage ü Lower cost of capital Midstream Downstream ü Lower operating costs ü Gathering, Pipeline & Storage, and Utility Downstream ü More competitive pipeline infrastructure businesses share common resources, Utility reducing operating expense projects ü Strong balance sheetü Utility business is a large Pipeline & Storage customer ü Growing, stable dividend Financial Efficiencies: ü Investment grade credit ratingü Shared borrowing capacityü Consolidated income tax return 5

. . . and Continues to Drive Growth Opportunities

National Fuel

Near Term Strategy Leverages Integration Across the Value Chain

Exploration & Production → Gathering → Pipeline & Storage → Utility

✓ **Integrated Upstream and Midstream development of high-quality Appalachian assets**

- ~1.2 million net acres in the Marcellus and Utica shales
- NFG's gathering systems move Seneca's natural gas production, driving consolidated returns
- NFG's interstate pipelines support Appalachian development and provide firm takeaway capacity

✓ **Develop further expansion of interstate pipeline systems to satisfy natural gas supply and demand**

- *Supply push* – Appalachian producers
- *Demand pull* – regional demand-driven projects and utilities

✓ **Ongoing investment in safety and modernization of pipeline transportation and distribution systems**

- $500+ million in new investments expected over the next 5 years

✓ **Expect to generate significant consolidated free cash flow in fiscal year 2023 and beyond(1)**

(1) The Company defines free cash flow at the end of this presentation.

6

2 Consolidated Business Expected to Generate Significant Free Cash Flow . . .

National Fuel®

. . . In Fiscal 2023. . .



Free Cash Flow
Annualized Dividend
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Free Cash Flow ($ Millions)(1)
~$275
~$325
~$375
-$0.50
Base Case
+$0.50
@ NYMEX Price ($/MMBtu)

. . . With Sustainable, Growing Free Cash Flow Generation Expected Over the Long-Term

- ✓ **Consolidated capital expenditure optimization to maximize long-term free cash flow growth**
  - Exploration & Production / Gathering: focus on enhancing returns through ongoing operating efficiencies and just-in-time build-out of supporting gathering facilities
  - Pipeline & Storage / Utility: current plans focus on modernizing our transportation, storage, and distribution infrastructure, while leveraging existing facilities to drive further potential growth opportunities
- ✓ **Regulated businesses expected to generate stable, predictable earnings and cash flows**
- ✓ **Mitigation of Upstream business commodity risk through consistent hedging and marketing program, while maintaining upside**
- ✓ **Improvement of investment grade credit profile through consistent free cash flow generation**

(1) Consolidated free cash flow. The Company defines free cash flow at the end of this presentation. Base case assumes current hedges and NYMEX pricing of $6.00/MMBtu for winter and $4.75/MMBtu for summer fiscal 2023.
(2) Assumes current hedges and commodity price assumptions for the remainder of fiscal 2022. Excludes after-tax cash net proceeds related to the sale of California properties.

7

3 Optimization of Interstate Pipeline Drives Future Expected Opportunities

National Fuel



Lake Ontario
Lake Erie
NY
PA
TCPL – Canada/Dawn
TGP - Hopewell
Millennium
Transco - Leidy
TGP – Mercer
TETCO - Holbrook
FM100
Delivery: Transco (Leidy)
330,000 Dth/d
NFG EXPANSION PROJECTS
FM100 PROJECT
KEY INTERCONNECTS
APPALACHIAN BASIN
SENECA RESOURCES ACREAGE
NATIONAL FUEL GAS SUPPLY CORPORATION
EMPIRE PIPELINE
NFG GATHERING

✓ **FM100:**

- Placed into service December 2021
- ~$50 MM in Total Project-Related Revenues (Expansion & Modernization)

✓ **Ongoing Investments in Safety, Emissions Reductions, and System Modernization:**

- $150-$250 MM expected over the next 5 years

✓ **Well Positioned to Capitalize on Future Growth Opportunities:**

- Interconnectivity of the system to other long-haul pipelines, and proximity to producers, provides on-going opportunity to transport volumes out of the basin
- Ability to optimize throughput through modest expansion projects

8

4 Over Half Century of Dividend Growth 52 Years 120 Years $1.90 2.9% Consecutive Dividend Increases Consecutive Payments (1) per share yield $1.4 Billion 4.4% Dividend payments over last 10 years 2022 Dividend Increase $0.19 per share Annual Rate at Fiscal Year End 9 (1) As of November 2, 2022.

5 Focused on Corporate Responsibility and ESG Corporate Responsibility & Climate Report provides Enhanced ESG Disclosures Responsive to Key Stakeholder Priorities ü Enhanced Diversity Disclosures – continued workforce EEO-1 diversity disclosures, as well as supply chain diversity initiatives ü Greenhouse Gas Emissions: disclosure of scope 1 and scope 2 emissions ü Progress Toward Emissions Reduction Targets: disclosed ongoing progress towards our targets focused on methane intensity for each business and overall GHG reduction for consolidated company ü Published Executive Summary of ESG Report – includes highlights of Company’s ongoing efforts and initiatives, along with key ESG metrics ü Alignment with TCFD – 2022 Climate Report further aligns the Company’s climate-risk disclosures with the TCFD framework ü Evaluating our Resilience to Climate Scenarios – Climate Report evaluated the resilience of our operations to potential transitional and physical risks associated with climate change, including a less than 2-degree Celsius scenario 10

Emissions Reduction Targets and Initiatives Significant Methane Intensity and Greenhouse Reduction Gas Emissions Reduction Targets Across the Ongoing Sustainability Initiatives Since 2020 (1) Energy Value Chain ü Responsible Gas Certifications Exploration & 40% Reduction in Methane Intensity by 2030 4.9% Productionü Pneumatic Device Replacement ü Use of Best-in-Class Emissions Controls for Gathering 30% Reduction in Methane Intensity by 2030 New Facilities 11.4% ü Equipment upgrades at Existing Facilities 50% Reduction in Methane Intensity by 2030 24.1% Pipeline & Storage ü Use of Best-in-Class Emissions Controls for New Facilities ü Investment in System Modernization v 30% Reduction in Methane Intensity by 2030 Utility 6.2% ü Advancing RNG in Service Territory ü ONE Future (2) v 25% Reduction in GHG Emissions by 2030 No change NFG ü EPA Methane Challenge (1) All emissions reduction targets based on 2020 baseline. 11 (2) Decreased methane intensity offset by growth in throughput and production.

Fourth Quarter and Fiscal 2022 Financial Highlights Fiscal 2023 Earnings Guidance 12

Fourth Quarter Fiscal 2022 Results and Drivers (1) Adjusted Operating Results ($/share) Q4 FY 2021 Q4 FY 2022 Major Drivers $1.19 Natural Gas Prices $2.84 $2.37 $0.95 Exploration & $0.95 Production $0.81 Exploration & Production Natural Gas Production / $0.61 87.9 76.3 Gathering Throughput Gathering Gathering $0.25 $0.20 Pipeline & Storage Pipeline & Storage $0.27 $0.23 $97.7 $85.0 FM100 Project Revenue Utility: ($0.06) Utility: ($0.12) MM MM Corporate/Other: ($0.03) Corporate/Other: ($0.02) Q4 FY21 Q4 FY22 (1) A Reconciliation of Adjusted Operating Results to Earnings Per Share is provided at the end of this presentation. 13 (2) Realized price after hedging. Pipeline and Storage Net Gas Production Natural Gas Pricing (2) Revenue ($MM) (Bcf) ($/Mcfe)

Fiscal 2022 Highlights

National Fuel®

Adjusted EBITDA	$1.2 billion[(1)]	Up 23% vs. FY21[(1)]
Dividend	$1.90 per share	Grew shareholder distribution for 52nd consecutive year and doubled rate of annual dividend increase
Production	352.5 Bcfe	Up 8% vs. FY21; highest output in NFG history, despite divesting California properties
Proved Reserves	4.2 Tcfe	Up 8% vs. FY21; replaced 240% of production
Gathering Throughput	419 Bcfe	Up 15% vs FY21; highest throughput in NFG history
Pipeline & Storage Revenues	$377.0 Million	Up 10% vs. FY21; driven by FM100 project
Utility Safety Investments	$82.6 Million	Ongoing focus on pipeline replacement and modernization
Corporate Responsibility	Third Annual Report & First Climate Report	Enhanced climate-related disclosures and publication of emissions reduction targets

(1) A reconciliation of Adjusted EBITDA to GAAP earnings is included at the end of this presentation.

14

Earnings Guidance

National Fuel®

		FY2022 Adjusted Operating Results	FY2023 Earnings Guidance
Key Guidance Drivers		$5.88/share[(1)]	$6.40 to $6.90/share
Non-Regulated – Exploration & Production	↑	Net Production	370-390 Bcfe (*up 8% vs. FY22*)
	↑	Realized natural gas prices (after-hedge)	~$3.05/Mcf[(2)] (*vs. $2.71/Mcf in FY22*)
	↑	G&A Expense	$0.17-$0.19/Mcf (*vs. $0.20/Mcf in FY22*[(1)])
	↓	DD&A Expense	$0.60-$0.64/Mcf (*vs. $0.59/Mcf in FY22*)
	↑	LOE Expense	$0.67-$0.69/Mcf (*vs. $0.81/Mcf in FY22*)
Non-Regulated – Gathering	↑	Gathering Revenues	$230-$245 million (*up 11% vs. FY22*)
	↔	Gathering O&M Expense	~$0.09/Mcf of throughput
Regulated – Pipeline & Storage	↔	Pipeline & Storage Revenues	$360-$380 million
	↓	Pipeline & Storage O&M Expense	~5% increase
	↓	Pipeline & Storage Depreciation Expense	~5% increase due primarily to FM100 Project
Regulated – Utility	↓	Utility Earnings Before Interest and Taxes	Increased operating expenses / return to normal weather ~$3 million decrease in post retirement benefit expense
Tax Rate	↓	Effective Tax Rate	~25.5-26% (Loss of Enhanced Oil Recovery credit)

(1) Excludes items impacting comparability. See Comparable GAAP Financial Measure Slides & Reconciliations at the end of this presentation.
(2) Assumes NYMEX pricing of $6.00/MMBtu and in-basin spot pricing of $4.95/MMBtu for winter and $4.75/MMBtu and in-basin spot pricing of $3.55 for summer fiscal 2023, and reflects the impact of existing financial hedges, firm sales and firm transportation contracts.

15

Exploration & Production & Gathering Overview Seneca Resources Company, LLC National Fuel Gas Midstream Company, LLC 16

E&P and Gathering

Growing Production within Disciplined Capital Program

National Fuel

E&P Net Production (Bcfe)


400
300
200
100
0
178.1
211.8
241.5
327.4
352.5
370-390
2018
2019
2020
2021
2022
2023E

E&P Net Capital Expenditures ($ millions)(1)


$600
$500
$400
$300
$200
$100
$0
$356
$492
$384
$381
$565.8
$525-
$575
2018
2019
2020
2021
2022
2023E

Near-Term Strategy

- ✓ Continue two rig development program with focus on maximizing returns and cash flows, targeting mid-to-high single digit production growth
  - EDA share of total drilling and completion activity increasing
  - Gross production growth will benefit NFG Gathering segment
- ✓ **EDA Tioga**: development focused primarily on Utica (modest Marcellus activity)
- ✓ **EDA Lycoming**: activity maintains production level that fully utilizes valuable Atlantic Sunrise capacity
- ✓ **WDA**: development focused on Utica Shale, with return trips in Clermont-Rich Valley area

(1) A reconciliation to Capital Expenditures as presented on the Consolidated Statement of Cash Flows is included at the end of this presentation. FY18 reflects the netting of $17 million of up-front proceeds received from joint development partner for working interest in joint development wells. FY20 reflects the netting of $286 million related to the acquisition of Appalachian upstream assets in July 2020.

17

E&P and Gathering

Significant Appalachian Acreage Position

National Fuel

>1,000 Economic Drilling Locations at $3.50 NYMEX Prices(1)

- ✓ Decades of highly-economic inventory (~40 wells per year at current 2-rig pace)
- ✓ Large, contiguous acreage position, driving increased capital efficiency
  - ~50% undeveloped acreage
- ✓ Development supported by wholly-owned gathering infrastructure, enhancing returns


WDA- 915,000 Acres(2)
EDA - 270,000 Acres(2)
Chautauqua
Cattaraugus
Allegany
Steuben
Chemung
McKean
Warren
Crawford
Potter
Tioga
Bradford
Venango
Forest
Elk
Cameron
Lycoming
Mercer
Clinton
Jefferson
Clarion
Clearfield
Lawrence
Butler
Armstrong
Centre
Union
Snyder
Indiana
Cambria
Blair
Huntingdon
Westmoreland
Somerset
Bedford
EMPIRE PIPELINE
NFG GATHERING
EASTERN
TGP
TRANSCO
SENECA LEASE ACREAGE
SENECA FEE ACREAGE
JDA LEASED ACREAGE

(1) Drilling locations with expected consolidated Exploration & Production and Gathering segments pre-tax IRR's at 25%.
(2) Seneca Appalachian acreage is fee-owned, or leased from either the Pennsylvania Department of Conservation and Natural Resources or private landowners.

18

E&P and Gathering

National Fuel

Eastern Development Area

Seneca EDA Highlights

1 Tioga County, PA

- ✓ ~140 Utica future development locations
- ✓ ~80 Marcellus future development locations
- ✓ Gathering infrastructure: NFG Tioga gathering systems
- ✓ Numerous marketing opportunities:
  - Ability to utilize Seneca's firm transportation capacity: Empire Tioga County Extension, Leidy South and Northeast Supply Diversification
  - Interconnections with multiple interstate pipelines: Empire, Eastern, TGP (300 Line), UGI

2 Lycoming County, PA

- ✓ ~30 Marcellus future development locations
- ✓ Geneseo Shale expected to provide return trip locations
- ✓ Gathering infrastructure: NFG Midstream Trout Run
- ✓ Firm transportation capacity: Atlantic Sunrise (189 MDth/d)

EDA – ~270,000 Acres


EASTERN
TGP
Mansfield
Bradford County
Wellsboro
Covington
Tioga County
Blossburg
TIOGA GATHERING SYSTEMS
1
Morris
Lycoming County
MIDSTREAM TROUT RUN
2
Trout Run
Cogan Station
TRANSCO
Williamsport
Linden
Interconnect
Empire Pipeline
NFG Gathering
Tennessee Gas Pipeline
TRANSCO
EASTERN
Seneca Resources Acreage
JDA Leased Acreage

19

E&P and Gathering EDA: Tioga County Development Large Contiguous Acreage Position, with Highly-Economic Utica and Marcellus Inventory Tioga Development Plan Significant Tioga County Acreage Position ü Significant additional assets acquired in mid-2020, contiguous to NFG’s existing Tioga County production and gathering operations Undeveloped Utica ü Near-term development expected to focus on acquired and DCNR Tract 007 pads Undeveloped § Utica average lateral length of 10,000-11,000’ and Marcellus consolidated well costs of $1,200-$1,300/ft (1) § Acceleration of Tioga County development increases upfront investment in upstream and gathering infrastructure § More intensive completion design results in improved performance and better expected IRRs ü Continuing to optimize consolidated upstream and gathering development plan across expanded Tioga footprint 20

E&P and Gathering

National Fuel

Integrated Development – EDA Tioga Gathering

NFG Tioga Gathering Systems Support Growing Seneca Production

Current Systems In-Service

✓ **Tioga Gathering System**

- Total Investment (to date): ~$255 million(1)
- Capacity: up to 550,000 Dth per day (Interconnects with Empire, Eastern, and TGP 300)
- Production Source: Seneca Resources (acquired Tioga acreage and future development) and Third-Party
- NFG Covington Gathering System tie-in provides access to Eastern and Empire markets

✓ **Covington Gathering System**

- Total Investment (to date): ~$50 million
- Capacity: 220,000 Dth per day (Interconnect w/ TGP 300 line)
- Production Source: Seneca Resources (Covington & DCNR Tract 595)

✓ **Wellsboro Gathering System**

- Total Investment (to date): ~$45 million
- Capacity: up to 200,000 Dth per day (Interconnect w/ TGP 300 line)
- Production Source: Seneca Resources (DCNR Tract 007)

Tioga County Gathering Systems Map


NY
PA
Empire
Eastern
TGP
Tioga County
INTERCONNECTS
EMPIRE PIPELINE
WELLSBORO GATHERING
COVINGTON GATHERING
EASTERN
TGP
SENECA LEASE ACREAGE
SENECA FEE ACREAGE
JDA LEASED ACREAGE

(1) Includes Company's acquisition of midstream gathering assets in July 2020, in the amount of ~$223 million.

21

E&P and Gathering

National Fuel

EDA: Tioga County Development

Production Underpinned by Firm Sales and Firm Transportation Contracts

Tioga County Gas Marketing Strategy

- ✓ **Production supported by firm transportation capacity to premium markets:**
  - 250 MDth/d (Empire-NFG & Northeast Supply Diversification Project) provides access to Dawn/TGP 200 markets
  - Tioga production can be utilized to fill a portion of Leidy South expansion capacity
- ✓ **Seneca's firm transportation and firm sales support DCNR Tract 007, DCNR Tract 595, and Covington area production**

Tioga County Gross Firm Contract Volumes (MDth/d)


500
450
400
350
300
250
200
150
100
50
-
Oct-22
Jan-23
Apr-23
Jul-23
Oct-23
EDA - TGP 300 Firm Sales(1)
Leidy South Firm Sales
*Capacity can be utilized by all three producing areas (WDA, EDA-Tioga, and EDA-Lycoming)
Tioga County Extension (NFG - Empire)
FT Capacity: 185,000 - 200,000 Dth/d
Northeast Supply Diversification Project
FT Capacity: 50,000 Dth/d

(1) Includes physical fixed price and NYMEX-based firm sales contracts that do not carry any additional transportation costs.

22

E&P and Gathering

EDA: Lycoming County Development

National Fuel

Marcellus Development in Lycoming County Fully Utilizes Valuable Firm Transportation

- ✓ **Prolific Marcellus acreage with average EUR of 2.5-3.0 Bcf / 1,000 ft**
- ✓ **~30 Marcellus future development locations**
  - Average lateral length of 6,500-7,500’ and consolidated well costs of $1,050-$1,150/ft
- ✓ **Potential for return trip Geneseo development**


EDA - Transco Firm Contracts
Gross Firm Volumes (MDth/d)
300
250
200
150
100
50
-
Leidy South Firm Sales(1)
Atlantic Sunrise (Transco)
FT Capacity: 189,405 Dth/d
Firm Sales: NYMEX/Market Indices
Oct-22
Jan-23
Apr-23
Jul-23
Oct-23


DCNR 100
LYCOMING
GAMBLE
NFG Midstream
JDA – Leases
Lease

(1) Capacity can be utilized by all three producing areas (WDA, EDA-Tioga, and EDA-Lycoming).

23

E&P and Gathering

Integrated Development – EDA Lycoming Gathering

National Fuel

NFG Trout Run Gathering System Supports Seneca and Third-Party Development

Current System In-Service

- ✓ **Total Investment** (to date): ~$275 million
- ✓ **Capacity**: 466,000 to 585,000 Dth per day
- ✓ **Current Production Source:** Seneca Resources (DCNR Tract 100 & Gamble) & Third-Party
- ✓ **Interconnect**: Transco (Leidy Line)

Third-Party Volumes

- ✓ Gathering contracts executed, with volumes first online in November 2020
  - Completed construction of new facilities, leveraging existing Trout Run system
- ✓ Expected to generate third-party revenues of $10 - $13 million for fiscal 2023 (supported by minimum volume commitments)

Trout Run Gathering System Map


TRANSCO
Interconnect
NFG Gathering
TRANSCO
Seneca Resources Acreage
JDA Leased Acreage
Williamsport

24

E&P and Gathering

Western Development Area

National Fuel®

Marcellus Core Acreage vs. Utica Trend(1)


LEASE
FEE
MCKEAN
POTTER
FOREST
ELK
CAMERON
CLARION
CLEARFIELD
Beechwood Utica Development Area
Boone Mountain Utica Test Well
Past Marcellus delineation tests
Utica Trend (currently evaluating)
Marcellus Core Acreage

WDA Highlights

- ✓ **Large well inventory:**
  - Marcellus Shale: **600+** well locations remaining / 200,000 acres
  - Utica Shale: **500+** potential locations across Utica trend / evaluating extent of prospective acreage(2)
- ✓ **Fee acreage (no royalty) enhances economics and provides development flexibility**
- ✓ **Highly contiguous position drives best in class well costs and program efficiencies**
- ✓ **Long-term firm contracts provide access to premium markets and support growth**
- ✓ **Early Beechwood area results are encouraging**

(1) The Utica Shale lies approximately 5,000 feet beneath Seneca's WDA Marcellus acreage.
(2) Appraisal program currently in progress. Prior Marcellus delineation tests helped define the prospective limits of the Marcellus core acreage; planned testing in the Utica is expected to do the same.

25

E&P and Gathering Integrated Development – WDA Gathering System Gathering System Build-Out Tailored to Accommodate Seneca’s WDA Development Clermont Gathering System Map Current System In-Service § Capacity: 750 MMcf per day § Interconnects with TGP 300 and NFG Supply § Total Investment (to date): $370 million § 40,620 HP of compression (3 stations) Future Build-Out § Modest gathering pipeline and compression investment required to support Seneca’s Utica return-trip development § Beechwood development expected to require installation of new in-field gathering lines and incremental compression at existing centralized station. 26

E&P and Gathering

WDA Firm Transportation and Sales Capacity

National Fuel

WDA Exit Capacity Supports Production and Enhances Consolidated Returns

WDA Gas Marketing Strategy

- ✓ Will continue to layer-in firm sales deals of short and longer duration on TGP 300 to reduce spot exposure
- ✓ WDA spot realizations track TGP Station 313 pricing, typically 15¢ - 20¢ better than TGP Marcellus Zone 4
- ✓ Leidy South provides additional capacity to premium markets (Transco Zone 6 NNY)

WDA Contracted Firm Transport and Gross Sales Volumes (MDth/d)


500
450
400
350
300
250
200
150
100
50
-
Oct-22
Jan-23
Apr-23
Jul-23
Oct-23
WDA - TGP 300 Firm Sales(1)
Leidy South Firm Sales
*Capacity can be utilized by all three producing areas
(WDA, EDA-Tioga, and EDA-Lycoming)
Niagara Expansion Project (TGP and NFG)
NYMEX & Dawn
158,000 Dth/d

(1) Includes physical fixed price and NYMEX-based firm sales contracts that do not carry any additional transportation costs.

27

E&P and Gathering

Long-term Contracts Supporting Appalachian Production

National Fuel®



Seneca Appalachia Natural Gas Marketing Firm Contract / Transport Volumes (MDth/day)
1,200
1,000
800
600
400
200
-
Firm Sales Contracts(1)
Leidy South (Transco & NFG - Supply)
Transco Zone 6 Non-NY
330,000 Dth/d
*Capacity can be utilized by all three producing areas
(WDA, EDA-Tioga, and EDA-Lycoming)
Tioga County Extension (NFG - Empire)
Canada-Dawn & NY Markets
185,000 - 200,000 Dth/d
Atlantic Sunrise (Transco)
Mid-Atlantic & Southeast U.S.
189,405 Dth/d
Niagara Expansion (TGP & NFG - Supply)
Canada-Dawn & TGP 200
158,000 Dth/d
Northeast Supply Diversification (TGP) 50,000 Dth/d (Canada-Dawn)
Oct-22
Jan-23
Apr-23
Jul-23
Oct-23

28

(1) Represents base firm sales contracts not tied to firm transportation capacity. Base firm sales are either fixed priced or priced at an index (e.g., NYMEX) +/- a fixed basis and do not carry any transportation costs.

E&P and Gathering

Near-term Firm Sales Provide Market & Price Certainty

National Fuel®

Net Contracted Firm Sales / Transport Volumes (Dth per day)
Contracted Index Price Differentials ($ per Dth)[1]



NYMEX
Dawn
Other
Capped
Fixed Price
2,800 ($0.72)
905,000
219,100
$2.56
56,900 (3)
50,500 $0.07 (2)
575,700
($0.69)
4,300 ($0.72)
915,800
226,900
$2.53
42,000 (3)
69,000 $1.28 (2)
573,600
($0.67)
983,400
178,000
$2.30
43,200 (3)
176,700 (2)
($1.23)
66,500 ($0.77)
519,000
($0.68)
988,600
179,000
$2.30
43,500 (3)
177,300
($1.23) (2)
66,700 ($0.77)
522,100
($0.68)
35,100 ($0.77)
948,200
200,700
$2.44
46,400 (3)
118,400 (2)
($0.73)
547,600
($0.68)
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
FY23 (Avg.)

Gross Firm Sales Volumes (Dth per day)

Q1 FY23	Q2 FY23	Q3 FY23	Q4 FY23	FY23 (Avg.)
1,047,600	1,053,900	1,133,400	1,133,400	1,092,100

(1) Values shown represent the weighted average fixed price or weighted average differential relative to NYMEX (netback price), and are net of any associated transportation costs. Transportation costs include minor variable components such as the Canadian exchange rate and fuel components. With respect to "Other", the weighted average differential relative to NYMEX (netback price) includes net contracted firm sales at various indices, which are to subject to fluctuations in the market, such as seasonal demand swings, and is calculated using forward basis at various associated locations as specified by the underlying contract.

(2) "Other" volumes included in fiscal 2023, are primarily DOM, TGP 200 and Transco Zone 6 Non-NY markets, with the balance to other Transco markets.

(3) Refer to NYMEX Capped Firm Sales Additional Detail on appendix slide 53.

29

E&P and Gathering

National Fuel

Fiscal 2023 Production Profile

335 Bcf of Appalachian Production Protected by Firm Sales

- 185 Bcf locked-in realizing ~$2.31/Mcf [(1)], net of transportation
- 69 Bcf of no-cost collars with $3.20/Mcf floor[(2)]
- 81 Bcf of additional firm sales[(3)]


Production (Bcfe)
400
350
300
250
200
150
100
50
0
~185 Bcfe
~69 Bcfe
~81 Bcfe
~45 Bcfe
Spot production assumed to be sold at ~$4.95 for winter and ~$3.55 for summer FY23
370-390 Bcfe
Price Certainty
Floor Protection
Unhedged Firm Sales
Spot Sales
Total Seneca

(1) Average realized price reflects uplift from financial hedges less fixed differentials under firm sales contracts and any firm transportation costs.
(2) Average weighted floor price (average weighted ceiling price of $3.75/Mcf).
(3) Includes ~65 Bcf of firm sales with fixed index differentials, as well as production with associated firm transport volumes, but not backed by a matching financial hedge. Also includes ~16 Bcf of firm sales with caps tied to NYMEX prices. See NYMEX Capped Firm Sales Additional Detail on appendix slide 53.

30

E&P and Gathering Continued Decrease in E&P Operating Costs Increased Scale and Highly-Contiguous Operations Expected to Drive Lower Cash Unit Costs Seneca Cash OpEx ($/Mcfe) Operating $1.40 $1.32 results excluding California operations $0.14 $1.22 $0.14 $1.14 $0.12 $0.34 $0.11 $0.97 $0.30ü Fees Paid to NFG’s Gathering ~$0.94 $0.26 $0.21 Segment Comprise ~90% of $0.11 $0.08 (1) Expected Gathering & $0.18 $0.18 (2) $0.38 $0.32 $0.28 Transport LOE $0.25 (2) $0.10 $0.10 (3) (2) (2) $0.58 $0.58 $0.57 $0.57 $0.56 $0.54 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023E LOE (Gathering & Transport) LOE (Other) G&A Taxes & Other (1) G&A estimate represents the midpoint of the G&A guidance ranges for fiscal 2023. 31 (2) The total of the two LOE components represents the midpoint of the LOE guidance ranges for fiscal 2023. FY20 Seneca LOE was $0.84/Mcfe (vs. total shown of $0.85) due to rounding.

E&P and Gathering

National Fuel®

Sustainability Initiatives – Independently Certified Gas

Responsible Gas Certifications

Equitable Origin

(100% of Appalachian Assets - Certified December 2021)

Certification focuses on five key principles:

- ✓ Social Impacts
- ✓ Human Rights/Community Engagement
- ✓ Indigenous Peoples' Rights
- ✓ Occupational Health & Safety/Fair Labor Standards
- ✓ Environmental Impacts/Biodiversity/Climate Change

EQUITABLE ORIGIN CERTIFIED

TrustWell by Project Canary

(~300 MMcf/d - Certified March 2022)

- ✓ **Certification focuses on four key areas:**
  - Air
  - Water
  - Land
  - Community
- ✓ **Continuous Emissions Monitoring Technology installed November 2021**

TRUSTWELL PLATINUM 2022

MiQ

(100% of Appalachian Assets - Certified August 2022)

Certification focuses on three emissions management criteria:

- ✓ Methane Intensity
- ✓ Company Practices to Manage Methane Emissions
- ✓ Emissions Monitoring Technology Deployment



1. Calculated Intensity = Methane emitted / Natural gas produced
2. Robust Monitoring Technology Deployment at Facility- and Source-levels.
3. Company Practices Policies and procedures for methane emissions management.
Accredited third-party Certifying Bodies audit and verify
Seneca
≤ 0.05% Quarterly Stringent A
≤ 0.10% Semi-annually High B
≤ 0.20% Semi-annually Medium C
≤ 0.50% Annually* Mandatory minimum D
≤ 1.00% Annually* Mandatory minimum E
≤ 2.00% Annually* Mandatory minimum F
*Source-level only

32

Pipeline & Storage Overview National Fuel Gas Supply Corporation Empire Pipeline, Inc. 33

Pipeline & Storage

Pipeline & Storage Segment Overview

National Fuel

National Fuel Gas Supply Corporation

- ✓ **Contracted Capacity[1]:**
  - Firm Transportation: 3,284 MDth per day
  - Firm Storage: 70,693 MDth (fully subscribed)
- ✓ **Rate Base[2]:** ~$1,173 million
- ✓ **FERC Rate Proceeding Status:**
  - 2020 settlement rates effective February 2020
  - Period 2 rates went into effect April 2022
  - Permitted to file for new rates as soon as July 31, 2023[3]

Empire Pipeline, Inc.

- ✓ **Contracted Capacity[1]:**
  - Firm Transportation: 964 MDth per day
  - Firm Storage: 3,753 MDth (fully subscribed)
- ✓ **Rate Base[2]:** ~$341 million
- ✓ **FERC Rate Proceeding Status:**
  - 2019 settlement rates effective January 2019
  - No moratorium on filing for new rates[4]


CANADA
Lake Ontario
Lake Erie
Empire Pipeline
Supply Corp.
NY
PA
OH
MD
VT
NH
MA
CT
TCPL
EGTS
TGP 200
TGP 300
MILLENNIUM
TRANSCO
TETCO
NFG GATHERING
NATIONAL FUEL GAS SUPPLY CORPORATION
EMPIRE PIPELINE
MAJOR TRANSMISSION PIPELINES

(1) As of September 30, 2021 as disclosed in the Company's fiscal 2021 Form 10-K.
(2) As of December 31, 2021 calculated from National Fuel Gas Supply Corporation's and Empire Pipeline, Inc.'s 2021 FERC Form-2 reports, respectively.
(3) Supply Corporation must file for new rates no later than July 31, 2024.
(4) Empire must file for new rates no later than May 31, 2025.

34

Pipeline & Storage

FM100 Project – Significant Investment by Supply Corp.

National Fuel®

- ✓ **In-service date:** December 1, 2021[(1)]
- ✓ **Capital cost:** ~$230 million
- ✓ **Annual revenue:** ~$50 million[(2)]
- ✓ **Underpinned by long-term lease agreement with Transco (15 years)**
- ✓ **Project includes best-in-class emissions controls, limiting carbon footprint from growing operations:**
  - Installation of vent gas systems at both new compressor stations (reducing potential fugitive and operational emissions)
  - Use of compressed air-driven pneumatics and compressed air starts (reducing operational emissions)



TRANSCO-ZONE 6 FACILITIES
NFG PIPELINES
NFG GATHERING
NFGSC FM100 PROJECT
SENECA RESOURCES ACREAGE
Lake Ontario
Lake Erie
ELLISBURG
LEIDY
NFG MIDSTREAM TROUT RUN
NFG MIDSTREAM CLERMONT
NY
PA
OH
MD
NJ
MA
CT
RI

(1) Commenced partial in-service on December 1, 2021 (255,000 Dth/d), and full in-service on December 19, 2021.
(2) Includes impact of Period 2 rates described in approved settlement of Supply Corporation rate proceeding. Period 2 rates went into effect April 2022.

35

Pipeline & Storage

Continued Expansion of the Supply Corp. Line N System

National Fuel®

Recent Expansion of Line N

- ✓ **Over the past three years, the company has successfully placed into service several projects which have added:**
  - Contracted firm transport: 158,000 Dth/d
  - Contracted firm storage: 267,000 Dth
  - Combined annual revenue: ~$7 million

Additional Line N Expansion Opportunities

- ✓ **Interconnectivity of the system to other long-haul pipelines and on-system load provides on-going opportunity to transport additional volumes**
- ✓ **Commenced open season to expand ability to move gas from Holbrook to several markets, including Rover and Tennessee system at Mercer**
  - Precedent agreements in negotiations



LEGEND
NFG LINE N TO MONACA PROJECT
NATIONAL FUEL GAS SUPPLY CORP.
LINE N PIPELINE SYSTEM
TGP
TETCO
NFGSC COMPRESSOR STATION
SHELL ETHANE CRACKER PLANT
TGP 219
SHELL CRACKER ETHANE PLANT
OH
PA
Columbia Interconnect
Rover
ROVER
Omnis Bailey Interconnect
WV
Holbrook

36

Pipeline & Storage Northern Access Project Delivery points: ü 350,000 Dth/d to Chippawa (TCPL interconnect) ü 140,000 Dth/d to East Aurora (TGP 200 line) Regulatory/legal status: To Dawn ü Feb. 2017 – FERC 7(c) certificate issued ü Aug. 2018 – FERC issued Order finding that NY DEC waived water quality certification (WQC) ü April 2019 – FERC denied rehearing of WQC waiver order (upholding waiver finding) ü March 2021 – U.S. Second Circuit Court of Appeals dismissed appeal of FERC waiver orders ü June 2022 – FERC granted extension of certificate until December 31, 2024 37

Pipeline & Storage Pipeline & Storage Customer Mix (1) Customer Transportation by Shipper Type Affiliated Customer Mix (Contracted Capacity) Outside Affiliated Non-Affiliated Pipeline 9% End User 8% 26% 52% Producer Marketer 7% 36% 84% 74% LDC 48% 40% 16% LDCs Producers Firm Storage Firm Transport 38 (1) Contracted as of 9/30/2021.

Utility Overview National Fuel Gas Distribution Corporation 39

Utility New York & Pennsylvania Service Territories New York (1) Total Customers : 539,000 (2) ROE: 8.7% (NY PSC Rate Case Order, April 2017) Rate Mechanisms: o Revenue Decoupling o Weather Normalization o Low Income Rates o Merchant Function Charge (Uncollectibles Adj.) o 90/10 Sharing (Large Customers) (3) o System Modernization Tracker Pennsylvania (1) Total Customers : 214,000 ROE: Black Box Settlement (2007) Rate Mechanisms: o Low Income Rates o Merchant Function Charge Filed a request on October 28, 2022 for a new rate case (1) As of September 30, 2021. (2) Earnings sharing under Rate Case Order started April 1, 2018 (50/50 sharing starts at ROE in excess of 9.2%). 40 (3) Applied to new plant placed in service through March 31, 2023.

Utility

National Fuel

Pennsylvania Rate Case

On October 28, 2022, National Fuel Gas Distribution Corporation filed a request with the Pennsylvania Public Utility Commission (PA PUC) to amend its tariff and increase its base rates. National Fuel's base rates have not changed since the last base rate case reached settlement in 2007.

Proposed Base Revenue Increase

- ✓ Base Rate Increase = $28.1 million (excluding EE pilot program Rider)
  - 9.2% increase in total revenues
  - 24.4% increase in base delivery revenues
- ✓ New rates expected to be effective August 1, 2023

Key Drivers

- ✓ Capital Structure and Returns:
  - Capital Structure = 45.1% debt / 54.9% equity
  - Return on Equity = 11.2% (10.95% + 0.25% management performance adj.)
  - Total Rate of Return = 8.53%
- ✓ Increasing rate base and depreciation expense associated with higher plant in-service
  - NFGDC PA plans to accelerate pipeline replacement from ~40 miles in 2022 to 52 miles in 2024
- ✓ O&M expense inflation (e.g., labor and benefits)
- ✓ Seeking Weather Normalization Adjustment (WNA) mechanism
- ✓ Proposed Residential Energy Efficiency pilot program (+$1.2 million per year)

41

Utility Utility Continues its Significant Investments in Safety Long-Standing Focus on Distribution System Safety and Reliability $140.0 (1) Capital Expenditures for Safety Total Capital Expenditures $110-$130 $111.0 $120.0 $100.8 $95.8 $94.3 $100.0 $85.6 $82.6 $80.9 $79.7 $74.1 $71.4 $80.0 $69.9 $63.6 $60.0 $40.0 Modernization Spending in NY Expected to Add $3 MM - $4 MM in Gross Margin in FY 2023 $20.0 $0.0 2017 2018 2019 2020 2021 2022 2023E Fiscal Year 42 (1) A reconciliation to Capital Expenditures as presented on the Consolidated Statement of Cash Flows is included at the end of this presentation. Utility Capital Expenditures ($ millions)

Utility Long-Standing Pipeline Replacement & Modernization (1) Utility Mains by Material Miles of Utility Main Pipeline Replaced Wrought Iron 159 158 156 154 Coated Bare 144 Cast Iron NY 9,782 miles Plastic Wrought Iron Bare Coated PA* 4,850 miles Plastic 2017 2018 2019 2020 2021 Calendar Year * No Cast Iron Mains in Pa.* 43 (1) All values are reported on a calendar year basis as of December 31, 2021.

Utility Utility Targeting Substantial Emissions Reductions Significant Reductions in Utility GHG Emissions to Date, GHG Reduction Targets, Continuing Focus on Lowering Driven by System Modernization Efforts Carbon Footprint (1) (1) Utility GHG Emissions Reduction Targets Utility Mains & Services Emissions (Based on 1990 EPA Subpart W Emissions) (Thousand Metric Tons, CO e) 2 800 2030 2050 700 600 500 75% 90% 400 300 ü Targets Exceed Those Included in New York 200 (2) State Climate Act (CLCPA) 100 ü Reductions Primarily Driven by Ongoing 0 Modernization of Mains and Services 1990 1995 2000 2005 2010 2015 2020 (1) Baseline emissions & emissions reduction targets are calculated pursuant to the reporting methodology under the EPA GHG Reporting Program (current Subpart W, and using AR5), primarily Distribution pipeline mains & services. 44 (2) New York Climate Leadership and Community Protection Act, enacted in 2019.

Utility

National Fuel

Promoting Renewable Natural Gas and Hydrogen

Through Fiscal 2020

Awarded three RNG grants for $1.2 million through the Utility's Area Development Program

October 2020

Petitioned NY PSC to include RNG in the supply mix and recover purchased RNG costs through gas supply rates

July 2021

Accepted first RNG deliveries into NY system from anaerobic digester project (receipts estimated to be ~50 MMcf/year)

Ongoing

Continue to advance RNG and evaluate investment opportunities

Substantial RNG Potential in New York

RNG Potential in New York State (Bcf/Year)[1]

	Limited Adoption	Achievable Deployment	Optimistic Growth	Maximum Potential
Landfill	14	19	25	51
Animal Manure	6	9	12	20
Food Waste	2	3	4	6
Wastewater	2	2	3	7
Other	23	56	102	188
All Sources	**47**	**90**	**147**	**272**

Continuing to Work with Regulators and Third Parties to Advance Zero and Low Carbon Opportunities

- ✓ Distribution Corporation received approval from NY and PA utility commissions to accept RNG into its distribution system
- ✓ Low Carbon Resources Initiative (LCRI) expected to provide opportunities for NFG to leverage technology acceleration within its regional footprint
- ✓ Focused on the development of potential hydrogen projects through membership in the Clean Hydrogen Economy consortium led by Guidehouse and NYSERDA-led Regional Clean Hydrogen Hub consortium

(1) NYSERDA– Potential of Renewable Natural Gas in New York State (April 2022).

45

Consolidated Financial Overview Upstream I Midstream I Downstream 46

Diversified, Balanced Earnings and Cash Flows (1) (2) Adjusted Operating Results ($ per share) Adjusted EBITDA ($ millions) $1,400 $8.00 $1,226 $6.40 to $6.90 $1,200 $7.00 $1,000 $5.88 $6.00 $1,000 $656 $5.00 $4.29 $800 E&P $465 $3.21 $4.00 $600 $1.83 $3.00 $177 $159 $400 $1.01 $0.88 Gathering $2.00 $241 $219 Pipeline & $1.11 $1.01 $200 $1.00 Storage $171 $163 $0.59 $0.59 Utility $0.00 $0 FY 2021 FY 2022 FY 2023 FY 2021 FY 2022 Guidance (1) Excludes items impacting comparability. See Comparable GAAP Financial Measure Slides & Reconciliations at the end of this presentation. 47 (2) Consolidated Adjusted EBITDA includes Corporate & All Other. A reconciliation of Adjusted EBITDA to Net Income, by segment, as presented on the Consolidated Statement of Income and Earnings Reinvested in the Business is included at the end of this presentation.

Disciplined, Flexible Capital Allocation (1) Capital Expenditures by Segment ($ millions) (2) (3) $1,000 Exploration & Production Gathering Pipeline & Storage Utility $830-$940 $829 $781 $770 $719 $750 $583 $525-$575 $381 $566 $492 $384 $500 $356 $35 $74 $85-$105 $50 $250 $56 $252 $48 $110-$130 $167 $143 $96 $93 $110-$130 $111 $101 $96 $94 $86 $0 2018 2019 2020 2021 2022 2023E Fiscal Year (1) Total Capital Expenditures include Corporate and All Other. A reconciliation to Capital Expenditures as presented on the Consolidated Statement of Cash Flows is included at the end of this presentation. (2) FY18 reflects the netting of $17 million of up-front proceeds received from joint development partner for working interest in joint development wells, and $21 million in intercompany asset transfers. FY20 reflects the netting of $286 million related to the acquisition of Appalachian upstream assets in July 2020. 48 (3) FY20 reflects the netting of $224 million related to the acquisition of Appalachian gathering assets in July 2020.

Maintaining Strong Balance Sheet & Liquidity

National Fuel

Net Debt / Adjusted EBITDA[1]



2.45 x
2.47 x
2.61 x
3.08 x
2.72 x
2.22 x
Expect further reduction in FY23
2017
2018
2019
2020
2021
2022
2023E
Fiscal Year

Capitalization



Excluding AOCI, Equity as percentage of Total Capitalization would be 50%
Equity 44%(2)
Total Debt 56%

$4.8 Billion Total Capitalization as of September 30, 2022[3]

Debt Maturity Profile by Fiscal Year ($MM)



Expect to repay maturities with cash and short-term borrowings
$600
$400
$200
$0
$549
$500
$500
$300
$300
$500
2023
2024
2025
2026
2027
2028
2029
2030
2031

Liquidity

Committed Credit Facilities	$ 1,000 MM
364-Day Delayed Draw Term Loan	250 MM
Short-term Debt Outstanding	(60 MM)
Available Short-term Credit Facilities	1,190 MM
Cash Balance at 9/30/22	46 MM
Total Liquidity at 9/30/22	**$ 1,236 MM**

(1) Net Debt is net of cash and temporary cash investments. Reconciliations of Net Debt and Adjusted EBITDA to Net Income are included at the end of this presentation.
(2) Includes impact of Accumulated Other Comprehensive Loss of $626 MM as of September 30, 2022.
(3) Total capitalization as presented here includes $609 MM of notes payable to banks and commercial paper and current portion of long-term debt, in addition to $4.2 B of Total Capitalization as presented on the balance sheet as of September 30, 2022.

49

Appendix 50

Appendix Safe Harbor For Forward Looking Statements This presentation may contain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding future prospects, plans, objectives, goals, projections, estimates of gas quantities, strategies, future events or performance and underlying assumptions, capital structure, anticipated capital expenditures, completion of construction projects, projections for pension and other post-retirement benefit obligations, impacts of the adoption of new accounting rules, and possible outcomes of litigation or regulatory proceedings, as well as statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may,” and similar expressions. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; changes in economic conditions, including inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; impairments under the SEC’s full cost ceiling test for natural gas reserves; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the Company’s ability to complete planned strategic transactions; the Company’s ability to successfully integrate acquired assets and achieve expected cost synergies; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company's workforce, including potential work stoppages during negotiations; uncertainty of gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. Forward-looking statements include estimates of gas quantities. Proved gas reserves are those quantities of gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible under existing economic conditions, operating methods and government regulations. Other estimates of gas quantities, including estimates of probable reserves, possible reserves, and resource potential, are by their nature more speculative than estimates of proved reserves. Accordingly, estimates other than proved reserves are subject to substantially greater risk of being actually realized. Investors are urged to consider closely the disclosure in our Form 10-K available at www.nationalfuel.com. You can also obtain this form on the SEC’s website at www.sec.gov. For a discussion of the risks set forth above and other factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see “Risk Factors” in the Company’s Form 10-K for the fiscal year ended September 30, 2021 and the Forms 10-Q for the quarter ended December 31, 2021, March 31, 2022 and June 30, 2022. The Company disclaims any obligation to update any forward- looking statements to reflect events or circumstances after the date thereof or to reflect the occurrence of unanticipated events. 51

Appendix Hedge Positions and Prices 52 (1) Fixed price physical sales exclude joint development partner’s share of fixed price contract WDA volumes as specified under the joint development agreement.

Appendix

NYMEX Capped Firm Sales Additional Detail

National Fuel®

Capped Firm Sales - Net Contracted Volumes (Dth/d)

NYMEX Cap	Q1 FY23	Q2 FY23	Q3 FY23	Q4 FY23	FY23 Avg
$2.92	25,200	25,200	25,900	26,100	25,600
$3.00	14,900	0	0	0	3,700
$4.95	16,800	16,800	17,300	17,400	17,100
Total	**56,900**	**42,000**	**43,200**	**43,500**	**46,400**

$3.00 capped firm sales expired 10/31/22

Capped Firm Sales - Weighted Average Index Price Differentials ($/Dth)(1)

NYMEX Price	Q1 FY23 (56,900)	Q2 FY23 (42,000)	Q3 FY23 (43,200)	Q4 FY23 (43,500)	FY23 Avg (46,400)
$3.00	($0.65)	($0.59)	($0.59)	($0.59)	($0.61)
$3.50	($1.00)	($0.89)	($0.89)	($0.89)	($0.93)
$4.00	($1.35)	($1.19)	($1.19)	($1.19)	($1.24)
$4.50	($1.70)	($1.49)	($1.49)	($1.49)	($1.56)
$5.00	($2.07)	($1.81)	($1.81)	($1.81)	($1.89)
$5.50	($2.57)	($2.31)	($2.31)	($2.31)	($2.39)
$6.00	($3.07)	($2.81)	($2.81)	($2.81)	($2.89)
$6.50	($3.57)	($3.31)	($3.31)	($3.31)	($3.39)
$7.00	($4.07)	($3.81)	($3.81)	($3.81)	($3.89)
$7.50	($4.57)	($4.31)	($4.31)	($4.31)	($4.39)
$8.00	($5.07)	($4.81)	($4.81)	($4.81)	($4.89)
$8.50	($5.57)	($5.31)	($5.31)	($5.31)	($5.39)

(1) Values shown represent the weighted average differential relative to NYMEX (netback price) and are net of any associated transportation costs. Transportation costs include minor variable components such as the Canadian exchange rate and fuel components.

53

Appendix

Firm Transportation Commitments

National Fuel

		Production Source	Volume (Dth/d)	Delivery Market	Demand Charges ($/Dth)	Gas Marketing Strategy
Currently In-Service	**Northeast Supply Diversification** *Tennessee Gas Pipeline*	EDA – Tioga	50,000	Canada (Dawn)	$0.46 (3rd party)	Firm Sales Contracts Dawn/NYMEX
Currently In-Service	**Niagara Expansion** *TGP & NFG - Supply*	WDA – CRV	158,000	Canada (Dawn)	NFG pipelines - $0.24 3rd party - $0.40	Firm Sales Contracts Dawn/NYMEX
			12,000	TGP 200 (PA)	$0.14 (NFG pipelines)	
Currently In-Service	**Atlantic Sunrise** *WMB - Transco*	EDA - Lycoming	189,405	Mid-Atlantic/ Southeast	$0.73 (3rd party)	Firm Sales Contracts NYMEX/Market Indices
Currently In-Service	**Tioga County Extension** *NFG - Empire*	EDA – Tioga	200,000	TGP 200 (NY) / Canada (Dawn)	$0.23 (NFG pipelines)	Firm Sales Contracts TGP 200 (PA)/NYMEX
Currently In-Service	*Eastern*	EDA – Tioga	100,000	In-Basin	$0.23 (3rd Party)(1)	Capacity release
Currently In-Service	**Leidy South / FM100** *WMB – Transco; NFG - Supply*	WDA – CRV EDA - Lycoming	330,000	Transco Zone 6 NNY	$0.66 (3rd Party)	Firm Sales Contracts Transco Zone 6 NNY/NYMEX
	Northern Access *NFG – Supply and Empire*	WDA – CRV	350,000	Canada (Dawn)	NFG pipelines - $0.50 3rd party - $0.19	Seneca to pursue firm sales contracts as project development progresses
			140,000	TGP 200 (NY)	$0.38 (NFG pipelines)	

(1) Expected reduction in rates upon approved settlement of recent FERC Rate Proceeding.

54

Appendix Comparable GAAP Financial Measure Slides & Reconciliations This presentation contains certain non-GAAP financial measures. For pages that contain non-GAAP financial measures, pages containing the most directly comparable GAAP financial measures and reconciliations are provided in the slides that follow. The Company believes that its non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company’s ongoing operating results and for comparing the Company’s financial performance to other companies. The Company’s management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures prepared in accordance with GAAP. Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. Management defines Free Cash Flow as Funds from Operations (Net Cash Provided by Operating Activities less changes in working capital) less Capital Expenditures. The Company is unable to provide a reconciliation of projected Free Cash Flow as described in this presentation to its respective comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items. 55

Appendix

Non-GAAP Reconciliations – Adjusted EBITDA

National Fuel®

Reconciliation of Adjusted EBITDA to Consolidated Net Income [(1)]
($ Thousands)

	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022
Total Adjusted EBITDA						
Exploration & Production Adjusted EBITDA	$ 361,079	$ 317,707	$ 351,159	$ 312,166	464,529	656,310
Pipeline & Storage Adjusted EBITDA	180,328	183,972	162,181	189,520	218,921	240,904
Gathering Adjusted EBITDA	94,380	91,937	108,292	119,879	159,005	176,572
Utility Adjusted EBITDA	151,078	175,554	176,134	171,418	171,379	162,871
Corporate & All Other Adjusted EBITDA	(9,725)	(7,704)	(12,393)	(7,529)	(13,521)	(10,762)
Total Adjusted EBITDA	**$ 777,140**	**$ 761,466**	**$ 785,373**	**$ 785,454**	**$ 1,000,313**	**$ 1,225,895**
Total Adjusted EBITDA	**$ 777,140**	**$ 761,466**	**$ 785,373**	**$ 785,454**	**$ 1,000,313**	**$ 1,225,895**
Minus: Interest Expense	(119,837)	(114,522)	(106,756)	(117,077)	(146,357)	(130,357)
Plus: Other Income (Deductions)	11,156	(21,174)	(15,542)	(17,814)	(15,238)	(1,509)
Minus: Income Tax Expense	(160,682)	7,494	(85,221)	(18,739)	(114,682)	(116,629)
Minus: Depreciation, Depletion & Amortization	(224,195)	(240,961)	(275,660)	(306,158)	(335,303)	(369,790)
Minus: Impairment of Oil and Gas Properties (E&P)	-	-	-	(449,438)	(76,152)	-
Minus: Gain on Sale of Timber Properties	-	-	-	-	51,066	-
Minus: Gain on Sale of California Properties	-	-	-	-	-	12,736
Minus: Loss from discontinuance of oil cash flow hedges (E&P)	-	-	-	-	-	(44,632)
Minus: Transaction and severance costs related to West Coast asset sale (E&P)	-	-	-	-	-	(9,693)
Minus: Unrealized Gain (Loss) on Hedge Ineffectiveness	(100)	(782)	2,096	-	-	-
Rounding	-	-	-	-	-	-
Consolidated Net Income	**$ 283,482**	**$ 391,521**	**$ 304,290**	**$ (123,772)**	**$ 363,647**	**$ 566,021**
Consolidated Debt to Total Adjusted EBITDA						
Long-Term Debt, Net of Current Portion (End of Period)	$ 2,099,000	$ 2,149,000	$ 2,149,000	$ 2,649,000	$ 2,649,000	$ 2,100,000
Current Portion of Long-Term Debt (End of Period)	300,000	-	-	-	-	549,000
Notes Payable to Banks and Commercial Paper (End of Period)	-	-	55,200	30,000	158,500	60,000
Less: Cash and Temporary Cash Investments (End of Period)	(555,530)	(229,606)	(20,428)	(20,541)	(31,528)	(46,048)
Total Net Debt (End of Period)	$ 1,843,470	$ 1,919,394	$ 2,183,772	$ 2,658,459	$ 2,775,972	$ 2,662,952
Long-Term Debt, Net of Current Portion (Start of Period)	2,099,000	2,099,000	2,149,000	2,149,000	2,649,000	2,649,000
Current Portion of Long-Term Debt (Start of Period)	-	300,000	-	-	-	-
Notes Payable to Banks and Commercial Paper (Start of Period)	-	-	-	55,200	30,000	158,500
Less: Cash and Temporary Cash Investments (Start of Period)	(129,972)	(555,530)	(229,606)	(20,428)	(20,541)	(31,528)
Total Net Debt (Start of Period)	$ 1,969,028	$ 1,843,470	$ 1,919,394	$ 2,183,772	$ 2,658,459	$ 2,775,972
Average Total Net Debt	**$ 1,906,249**	**$ 1,881,432**	**$ 2,051,583**	**$ 2,421,116**	**$ 2,717,216**	**$ 2,719,462**
Average Total Net Debt to Total Adjusted EBITDA	**2.45 x**	**2.47 x**	**2.61 x**	**3.08 x**	**2.72 x**	**2.22 x**

(1) Total Adjusted EBITDA for FY 2018, FY 2019, FY 2020, FY 2021 and FY 2022, include the reclassification of non-service pension costs from Operating and Maintenance Expense to Other Income (Deductions) as of October 1, 2018 on the Company's Income Statement. This reclassification is not reflected in Total Adjusted EBITDA for FY 2017.

56

Appendix

Non-GAAP Reconciliations – Adjusted EBITDA, by Segment

National Fuel®

Reconciliation of Adjusted EBITDA to Net Income, by Segment
($ Thousands)

	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022
Exploration and Production Segment						
Reported GAAP Earnings	$ 129,326	$ 180,632	$ 111,807	$ (326,904)	$ 101,916	$ 306,064
Depreciation, Depletion and Amortization	112,565	124,274	154,784	172,124	182,492	208,148
Other (Income) Deductions	(707)	(307)	(1,091)	882	937	3,210
Interest Expense	53,702	54,288	54,777	58,098	69,662	53,401
Income Taxes	66,093	(41,962)	32,978	(41,472)	33,370	43,898
Mark-to-Market Adjustment due to Hedge Ineffectiveness	100	782	(2,096)	-	-	-
Impairment of Oil and Gas Properties	-	-	-	449,438	76,152	-
Gain on Sale of West Coast assets	-	-	-	-	-	(12,736)
Loss from discontinuance of crude oil cash flow hedges	-	-	-	-	-	44,632
Transaction and severance costs related to West Coast asset sale	-	-	-	-	-	9,693
Adjusted EBITDA	**$ 361,079**	**$ 317,707**	**$ 351,159**	**$ 312,166**	**$ 464,529**	**$ 656,310**
Pipeline and Storage Segment						
Reported GAAP Earnings	$ 68,446	$ 97,246	$ 74,011	$ 78,860	$ 92,542	$ 102,557
Depreciation, Depletion and Amortization	41,196	43,463	44,947	53,951	62,431	67,701
Other (Income) Deductions	(3,978)	(5,926)	(9,157)	(4,635)	(5,840)	(6,889)
Interest Expense	33,717	31,383	29,142	32,731	40,976	42,492
Income Taxes	40,947	17,806	23,238	28,613	28,812	35,043
Adjusted EBITDA	**$ 180,328**	**$ 183,972**	**$ 162,181**	**$ 189,520**	**$ 218,921**	**$ 240,904**
Gathering Segment						
Reported GAAP Earnings	$ 40,377	$ 83,519	$ 58,413	$ 68,631	$ 80,274	$ 101,111
Depreciation, Depletion and Amortization	16,162	17,313	20,038	22,440	32,350	33,998
Other (Income) Deductions	(995)	(778)	(460)	(260)	12	26
Interest Expense	9,142	9,560	9,406	10,877	17,493	16,488
Income Taxes	29,694	(17,677)	20,895	18,191	28,876	24,949
Adjusted EBITDA	**$ 94,380**	**$ 91,937**	**$ 108,292**	**$ 119,879**	**$ 159,005**	**$ 176,572**
Utility Segment						
Reported GAAP Earnings	$ 46,935	$ 51,217	$ 60,871	$ 57,366	$ 54,335	$ 68,948
Depreciation, Depletion and Amortization	52,582	53,253	53,832	55,248	57,457	59,760
Other (Income) Deductions	(1,825)	29,073	24,021	23,380	23,785	(7,117)
Interest Expense	28,492	26,753	23,443	22,150	21,795	24,115
Income Taxes	24,894	15,258	13,967	13,274	14,007	17,165
Adjusted EBITDA	**$ 151,078**	**$ 175,554**	**$ 176,134**	**$ 171,418**	**$ 171,379**	**$ 162,871**
Corporate and All Other						
Reported GAAP Earnings	$ (1,602)	$ (21,093)	$ (812)	$ (1,725)	$ 34,580	$ (12,659)
Depreciation, Depletion and Amortization	1,690	2,658	2,059	2,395	573	183
Gain on Sale of Timber Properties	-	-	-	-	(51,066)	-
Other (Income) Deductions	(3,651)	(888)	2,229	(1,553)	(3,656)	12,279
Interest Expense	(5,216)	(7,462)	(10,012)	(6,779)	(3,569)	(6,139)
Income Taxes	(946)	19,081	(5,857)	133	9,617	(4,426)
Adjusted EBITDA	**$ (9,725)**	**$ (7,704)**	**$ (12,393)**	**$ (7,529)**	**$ (13,521)**	**$ (10,762)**

57

Appendix Non-GAAP Reconciliations – Adjusted Operating Results 58

Appendix Non-GAAP Reconciliations – Capital Expenditures Reconciliation of Segment Capital Expenditures to Consolidated Capital Expenditures ($ Thousands) FY 2023 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 Guidance Capital Expenditures Exploration & Production Capital Expenditures $ 380,677 $ 491,889 $ 670, 455 $ 381, 408 $ 565, 791 $525,000 - $575,000 Pipeline & Storage Capital Expenditures $ 92,832 $ 143,003 $ 166, 652 $ 252, 316 $ 95, 806 $110,000 - $130,000 Gathering Segment Capital Expenditures $ 61,728 $ 49,650 $ 297, 806 $ 34, 669 $ 55, 546 $85,000 - $105,000 Utility Capital Expenditures $ 85,648 $ 95,847 $ 94, 273 $ 100, 845 $ 111, 033 $110,000 - $130,000 Corporate & All Other Capital Expenditures $ 222 $ 855 $ 561 $ 450 $ 1, 212 Eliminations $ (20,505) $ (1,130) $ 223 Total Capital Expenditures from Continuing Operations $ 600,602 $ 781,246 $ 1,228,617 $ 769,911 $ 829,388 $830,000 - $940,000 Plus (Minus) Acquisition of Upstream Assets and Midstream Gathering Assets $ (506,258) Plus (Minus) Accrued Capital Expenditures $ (82,943) Exploration & Production FY 2021 Accrued Capital Expenditures $ (47,887) $ 47,887 (1) Exploration & Production FY 2020 Accrued Capital Expenditures $ (45,788) $ 42,983 Exploration & Production FY 2019 Accrued Capital Expenditures $ (38,063) $ 38,063 Exploration & Production FY 2018 Accrued Capital Expenditures $ (51,343) $ 51,343 Exploration & Production FY 2017 Accrued Capital Expenditures $ 36,465 $ (15,188) Pipeline & Storage FY 2021 Accrued Capital Expenditures $ (39,436) $ 39,436 Pipeline & Storage FY 2020 Accrued Capital Expenditures $ (17,264) $ 17,264 Pipeline & Storage FY 2019 Accrued Capital Expenditures $ (23,771) $ 23,771 Pipeline & Storage FY 2018 Accrued Capital Expenditures $ (21,861) $ 21,861 Pipeline & Storage FY 2017 Accrued Capital Expenditures $ 25,077 $ (10,724) Gathering FY 2021 Accrued Capital Expenditures $ (4,743) $ 4,743 Gathering FY 2020 Accrued Capital Expenditures $ (13,524) $ 13,524 Gathering FY 2019 Accrued Capital Expenditures $ (6,595) $ 6,595 Gathering FY 2018 Accrued Capital Expenditures $ (6,084) $ 6,084 Gathering FY 2017 Accrued Capital Expenditures $ 3,925 $ (11,407) Utility FY 2021 Accrued Capital Expenditures $ (10,634) $ 10,634 Utility FY 2020 Accrued Capital Expenditures $ (10,751) $ 10,751 Utility FY 2019 Accrued Capital Expenditures $ (12,692) $ 12,692 Utility FY 2018 Accrued Capital Expenditures $ (9,525) $ 9,525 Utility FY 2017 Accrued Capital Expenditures $ 6,748 Total Accrued Capital Expenditures $ (16,597) $ 7,692 $ (6,206) $ (18,177) $ (17,562) Total Capital Expenditures per Statement of Cash Flows $ 584, 004 $ 788, 938 $ 716, 153 $ 751, 734 $ 811, 826 $830,000 - $940,000 59 (1) Amount is $2,805 lower than the accrued capital expenditures reported in the prior year, representing certain liabilities assumed in connection with the 2020 acquisition of assets from Shell, capitalized as part of the asset acquisition cost, and subsequently paid by the Company. As the liabilities were owed and paid to third parties, they are not classified as capital expenditures in 2021.

Appendix

Non-GAAP Reconciliations – E&P Operating Expenses

National Fuel®

Reconciliation of Exploration & Production Segment Operating Expenses by Division
($000s unless noted otherwise)

	Twelve Months Ended September 30, 2022						Twelve Months Ended September 30, 2021					
	Appalachia	West Coast[2]	Total E&P	Appalachia $/ Mcfe	West Coast[2] $ / Boe	Total E&P $ / Mcfe	Appalachia	West Coast[2]	Total E&P	Appalachia $/ Mcfe	West Coast[2] $ / Boe	Total E&P $ / Mcfe
Operating Expenses:												
Gathering & Transportation Expense [1]	$199,405	$0	$199,405	$0.58	$0.00	$0.57	$185,151	$0	$185,151	$0.59	$0.00	$0.57
Other Lease Operating Expense	$32,604	$51,905	$84,509	$0.10	$28.99	$0.24	$25,578	$56,587	$82,165	$0.08	$22.46	$0.25
Lease Operating and Transportation Expense	$232,009	$51,905	$283,914	$0.68	$28.99	$0.81	$210,729	$56,587	$267,316	$0.67	$22.46	$0.82
General & Administrative Expense			$79,061			$0.22			$67,973			$0.21
All Other Operating and Maintenance Expense			$20,140			$0.06			$14,659			$0.04
Property, Franchise and Other Taxes			$25,364			$0.07			$22,220			$0.07
Total Taxes & Other			$45,504			$0.13			$36,879			$0.11
Depreciation, Depletion & Amortization			$208,148			$0.59			$182,492			$0.56
Production:												
Gas Production (MMcf)				341,699	1,211	342,911				312,300	1,720	314,020
Oil Production (MBbl)				16	1,588	1,604				2	2,233	2,235
Total Production (Mmcfe)				341,796	10,741	352,536				312,313	15,117	327,430
Total Production (Mboe)				56,966	1,790	58,756				52,052	2,519	54,572

(1) Gathering and Transportation expense is net of any payments received from JDA partner for the partner's share of gathering cost.
(2) Seneca West Coast division includes Seneca corporate and eliminations.

60